SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549

                                FORM 8-K

           Current Report Pursuant to Section 13 or 15(d) of
                  The Securities Exchange Act of 1934

   Date of Report (Date of earliest event reported)   January 21, 1997
                                                      -----------------

                         PS Partners III, Ltd.
         --------------------------------------------------------
          (Exact name of registrant as specified in its charter)

      California                   0-13479          95-3920904
      ----------                   -------          ----------
    (State or other juris-       (Commission       (IRS Employer
    diction of incorporation)    File Number)    Identification No.)

    701 Western Avenue, Suite 200, California          91201-2397
    -----------------------------------------          ----------
     (Address of principal executive office)           (Zip Code)

   Registrant's telephone number, including area code    (818) 244-8080
                                                         --------------

                                N/A
                               -----
     (Former name or former address, if changed since last report)


   Item 1.   Changes in Control of Registrant.
             --------------------------------

         On December 4, 1996, Public Storage, Inc. ("PSI"), a California corporation, a general partner of PS Partners III, Ltd., a California limited partnership (the "Partnership"), commenced an Offer to Purchase up to 25,000 of the 128,000 outstanding Units in the Partnership (the "Units") at a purchase price of $425 per Unit. The Offer to Purchase expired on January 21, 1997. At the expiration of the Offer to Purchase, 12,881 Units, representing 10.1% of the outstanding Units, had been validly tendered and were accepted for purchase by a wholly-owned subsidiary of PSI.

         As a result of the Offer to Purchase, as of January 21, 1997, PSI beneficially owns 76,797 Units, representing 60.0% of the outstanding Units. PSI expended approximately $5,626,000 to consummate the Offer to Purchase, including related fees and expenses. These funds were obtained from PSI's working capital.

         PSI, which currently beneficially owns 60.0% of the outstanding Units, is in a position to control all voting decisions with respect to the Partnership, such as the timing of the liquidation of the Partnership, a sale of all of the Partnership's properties, or a merger or other extraordinary transaction. This voting power could
   (i) prevent other Unitholders from taking action they desired but that PSI opposed and (ii) enable PSI to take action desired by PSI but opposed by other Unitholders.

                                SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

   Dated:  January 30, 1997              PS Partners III, Ltd.

                                         By: Public Storage, Inc.
                                             General Partner


                                             By: /S/ DAVID GOLDBERG
                                                 ----------------------
                                                 David Goldberg
                                                 Senior Vice President